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EXHIBIT 10.17.1

                          MARKETING SERVICES AGREEMENT

         THIS MARKETING SERVICES AGREEMENT dated as of August 10, 1998 by and between QUINTEL ENTERTAINMENT, INC., a Delaware corporation ("Quintel"), and DELTA THREE DIRECT, LLC, a New York limited liability company (the "Company"),

                                   WITNESSETH:

         WHEREAS, pursuant to its Operating Agreement of even date herewith (the "Operating Agreement"), the Company is being formed to engage in the business of providing certain telephony services (as more fully described in the Operating Agreement, the "Business"), and Quintel is becoming a member of the Company; and

         WHEREAS, Quintel is in the business of providing marketing services;
and

         WHEREAS, the Company desires to engage Quintel to provide marketing services for the Company, and Quintel desires to provide such services;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

         1.   Marketing Services. During the Term (as hereinafter defined):

              (a) Quintel shall provide the following marketing services for the Business;

                   (i)    telemarketing;

                   (ii)   direct mail;

                   (iii)  broadcast media advertising;

                   (iv)   infomercials;

                   (v)    print advertising, including inserts;

                   (vi)   on-line marketing;

                   (vii)  direct sales;

                   (viii) agented sales;
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                   (ix)   building and maintaining customer and prospective
                          customer data bases; and

                   (x)    creative services.

              (b) Quintel shall collect and compile customer lists based on its marketing services hereunder for utilization solely by the Company and also shall make available to the Company its other customer data bases or such portions thereof as Quintel may deem appropriate. Quintel shall deliver exclusively to the Company all such prospective customers for the Company's products and services.

              (c) Quintel shall provide the services of Mr. Eric Aroesty to serve as President and Chief Executive Officer of the Company in accordance with
Section 6.1(d) of the Operating Agreement.

         2. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue until the date on which Quintel withdraws as a member of the Company (other than in the event that Quintel transfers its interest in the Company to an Affiliate (as defined in the Operating Agreement) of Quintel), subject to earlier termination as provided in Section 5; provided that, unless this Agreement is terminated pursuant to Section 5(a), the Company may elect to extend the Term on a month-to-month basis for up to nine months from the date of Quintel's withdrawal from the Company.

         3.   Fees.

              (a) Service Fees. In consideration of its services hereunder, Quintel shall be entitled to a fee equal to its "Direct Cost." For this purpose, "Direct Cost" means Quintel's direct cost for providing marketing services, including without limitation (i) the salary and other compensation costs of Quintel's employees (whether full or part time), other than Mr. Aroesty and other management employees, to the extent dedicated to providing marketing services hereunder, and (ii) any fees or costs of third-party service providers to whom Quintel subcontracts marketing services, but excluding Quintel's overhead costs (including without limitation depreciation and amortization or other costs and expenses of Quintel's physical facilities and equipment), except to the extent incurred for the purpose of providing marketing services specifically to the Company.

              (b) Billing. As soon as practicable after the end of each calendar month during the Term, Quintel shall provide the Company with an invoice detailing the amounts to be paid by the Company in connection with the services provided to the Company hereunder.

              (c) Payments Due; Late Payment Charges. Amounts due hereunder shall be paid within thirty (30) days of receipt of the invoice therefor. Any undisputed amount due hereunder not paid within thirty (30) days of receipt of the invoice therefor shall accrue


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interest from the date such amount was due at the rate of five percent (5%) per annum, compounded daily.

              (d) Disputed Payments. If a dispute arises in good faith with respect to any amount due hereunder, the Company shall pay when due the undisputed portion of such amount, if any, and, if the dispute is resolved in Quintel's favor, promptly pay the disputed portion (or applicable part thereof) when the dispute is resolved without the applicable late payment charge otherwise incurred in connection with Section 3(c).

              (e) Currency. All invoices hereunder shall be rendered, and all payments hereunder shall be made, in U.S. Dollars.

         4.   Certain Covenants.

              (a)  The Company shall:

                   (i) be solely responsible to its Customers for providing telecommunications and other services, including without limitation contracting with its customers for the provision of such services and performing customer service functions for its customers, including responding to customer inquiries and complaints;

                   (ii) act in accordance with all applicable federal, state, municipal or foreign statutes, rules, regulations, policies, orders or ordinances (the "Governmental Rules") governing or relating to the provision of services to its customers, including without limitation any and all Governmental Rules prohibiting "slamming;" and

                   (iii) secure and maintain such federal and state regulatory authorizations, and maintain on file with federal and state regulatory authorities such tariffs, as shall be necessary and appropriate for engaging in the Business.

              (b)  Quintel shall:

                   (i) act in accordance with all applicable Governmental Rules governing or relating to the provision of marketing services hereunder, including without limitation Governmental Rules prohibiting slamming; and

                   (ii) secure and maintain such federal and state regulatory authorizations, and maintain on file with federal and state regulatory authorities such filings, as shall be necessary and appropriate for engaging in the marketing services hereunder.



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         5.   Termination.

              (a) Termination for Cause. In the event that (i) either the Company or Quintel materially breaches any of its duties or obligations hereunder or (ii) Delta Three, Inc., a Delaware corporation, or Quintel materially breaches any of its obligations under the Operating Agreement or any agreement, certificate or other instrument or document delivered in accordance therewith, which breach shall not be cured within ten (10) days after written notice is given to the breaching party specifying the breach, then either the Company or Quintel, as the case may be, may, by giving written notice thereof to the other, terminate this Agreement as of a date specified in such notice of termination, which date shall be no earlier than ten (10) days after the date of such notice. Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement or discontinue the provision of services hereunder, effective immediately upon written notice to the other, upon the occurrence of any of the following events:

                   (i) the violation by such other party of any Governmental Rule with respect to the provision of such services if such violation is reasonably expected to cause a material harm to the business of the party terminating this Agreement; or

                   (ii) a government entity with appropriate jurisdiction issues a final order that (a) the provision of the services or the relationship hereunder is contrary to Governmental Rules or (b) such other party has engaged in fraudulent, deceptive or illegal conduct.

              (b) Termination for Bankruptcy. In the event of the Bankruptcy (as hereinafter defined) of either the Company or Quintel, then the non-bankrupt party may, by written notice thereof to the party in Bankruptcy, terminate this Agreement as of a date specified in such notice of termination, which date shall be no earlier than ten (10) days after the date of such notice. For the purposes of this Agreement, "Bankruptcy" shall mean the happening of any of the following: (i) the filing of an application for, or a consent to, the appointment of a trustee for all or substantially all of the relevant party's assets, (ii) the filing of a voluntary petition in bankruptcy, or the filing of a pleading in any court of record admitting in writing the relevant party's inability to pay its debts generally as they come due, (iii) the making of a general assignment for the benefit of creditors, (iv) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the relevant party a bankrupt, or appointing a trustee of all or substantially all of such party's assets unless such order, judgment or decree is vacated or stayed on appeal within thirty (30) days or (v) the filing of an involuntary case or other proceeding against the relevant party seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, which case or proceeding shall not have been dismissed within sixty (60) days after filing.

              (c) Effect of Termination. In the event of the termination of this Agreement, all rights and obligations of the Company and Quintel shall terminate as of the effective date of such termination, except that (i) such termination shall not constitute a waiver of any rights that either the



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Company or Quintel may have by reason of a breach of this Agreement, including any right to indemnification pursuant to Section 8, (ii) such termination shall not constitute a waiver of any right to receive payments that are due and owing pursuant to Section 3 and (iii) the provisions of Section 7 shall continue in full force and effect. Neither party shall, by reason of termination or expiration of this Agreement, be liable to the other for compensation, reimbursement or damage of any kind on account of loss of profits on anticipated sales or on account of expenditures, investments or commitments made by such party in connection with the business or goodwill of such party.

         6. Disclaimer of General Warranty by Quintel. QUINTEL MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE SERVICES PROVIDED HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

         7.   Confidentiality.

              (a) In connection with the services provided hereunder, each party may disclose to the other party confidential and proprietary technical, commercial and other information concerning the business and affairs of such party (the "Information"). The parties agrees that for the longest period permitted by Governmental Rules it shall hold in strictest confidence and take all reasonable care to insure that such Information shall not be disclosed to any third party, including imposing reasonable confidentiality requirements with respect to such Information on its Affiliates and its or its Affiliates' respective employees, agents, counsel, accountants and other representatives, except insofar as (i) such disclosure may be specifically authorized in writing from time to time by the disclosing party, (ii) such Information is necessarily disclosed by its commercial use in the operation of the business of the receiving party, (iii) the receiving party of such Information can demonstrate that such Information was previously made public or disclosed by the disclosing party without restriction to a third party or is in the public domain otherwise than as a consequence of a breach of the receiving party's obligations hereunder, (iv) such Information is known by the receiving party without proprietary restrictions at the time of receipt of such Information or (v) such disclosure is required pursuant to compulsory legal process, including subpoena, civil investigative demands, oral questions or interrogatories; provided that, in such event, the receiving party of such Information shall promptly provide written notice of such legal process to the disclosing party so that such disclosing party may oppose such disclosures or seek a protective order or other confidential treatment of such Information.

              (b) The parties recognizes that the absence of a time limitation in Section 7(a) is reasonable and properly required for the protection of the parties and in the event that the absence of such limitation is deemed to be unreasonable by a court of competent jurisdiction, each party agrees and submits to the imposition of such a limitation as said court shall deem reasonable.

              (c) Each party specifically recognizes that any breach of Section 7(a) will cause irreparable injury to the other party and that actual damages may be difficult to ascertain and, in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable,



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including injunctive, remedies under any other provisions of this Agreement), each party agrees that in the event of any such breach, the other party shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. In addition, the parties agree that the provisions of Section 7(a) shall be considered separate and apart from the remaining provisions of this Agreement and shall be enforced as such.

         8.   Indemnification.

              (a) The Company agrees to indemnify and hold harmless Quintel from and against, and to reimburse Quintel with respect to, any and all loss, damage, liability, cost and expense, including without limitation reasonable attorneys' fees and expenses (as and when incurred) incurred by Quintel, or any Affiliate of Quintel, by reason of or arising out of or in connection with the breach of any of the representations, warranties, covenants, agreements or undertakings made by the Company hereunder.

              (b) Quintel agrees to indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, any and all loss, damage, liability, cost and expense, including without limitation reasonable attorneys' fees and expenses (as and when incurred) incurred by the Company, or any Affiliate of the Company, by reason of or arising out of or in connection with the breach of any of the representations, warranties, covenants, agreements or undertakings made by Quintel hereunder; provided that, in no event shall Quintel be liable for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to or are a consequence of its failure to provide the marketing services hereunder.

         9.   Miscellaneous.

              (a) Independent Contractor. This Agreement does not constitute the Company as an agent, legal representative, joint venturer, partner or as an employee of Quintel for any purpose. This Agreement does not authorize the Company to make any contract, agreement, warranty, statement or representation or take any other action which could establish any apparent relationship or agency, joint venture, partnership or employment with Quintel. Quintel shall not be bound in any manner by any such contract, agreement, warranty, statement or representation made by the Company to any other person or with respect to any other action by the Company; and the Company shall not be bound in any manner by any contract, agreement, warranty, statement or representation made by Quintel to any other person or with respect to any other action by Quintel. As a result solely of this Agreement, Quintel shall not have control over the Company's employees, including the terms and conditions of their employment, or over the Company's methods of doing business except as set forth herein.

              (b) Further Assurances. Each party will, at any time and from time to time after the date hereof, upon the request of the other, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all such further actions as may be reasonably required to carry out or further effect the transactions contemplated by



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this Agreement. Upon request, Quintel and the Company will cooperate, and will use their respective best efforts to have their respective officers, directors and other employees cooperate, at the requesting parties' expense, during and after the Term in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving Quintel or the Company.

              (c) Survival of Representations. All statements, certifications, indemnifications, representations and warranties made by the parties to this Agreement in this Agreement or in any certificate or list delivered pursuant hereto, and their respective obligations to be performed pursuant to the terms hereof and thereof, shall survive the Term notwithstanding (a) any examination or audit by or on behalf of any party hereto and (b) any notice of a breach or of a failure to perform not waived in writing.

              (d) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested and postage prepaid or (iii) when sent by facsimile (provided that it is confirmed in writing sent by either of the methods set forth in clauses (i) or (ii) on the day that such facsimile is sent), addressed as follows:

         If to the Company:

              Delta Three Direct, LLC
              One Blue Hill Plaza
              Pearl River, New York 10965
              Fax No.: 914-620-1717
              Attention: Eric Aroesty

         with a copy to:

              Delta Three Israel Ltd.
              Jerusalem Technology Park
              Malha Building 9, 4th Floor
              Jerusalem 96951
              Israel
              Fax No.:   972-2-649-1200
              Attention: Elie Wurtman



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         and a copy to:

              RSL Communications, N. America, Inc.
              767 Fifth Avenue
              Suite 4300
              New York, NY  10153
              Fax No.:    212-317-0600
              Attention:  Avery S. Fischer, Esq.

         If to Quintel:

              Quintel Entertainment, Inc.
              One Blue Hill Plaza
              Pearl River, New York  10965
              Fax No.:   914-620-1717
              Attention: President

         with a copy to:

              Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
              750 Lexington Avenue
              New York, New York  10022-1200
              Fax No.:   212-888-7776
              Attention: Murray Skala, Esq.

or to such other address as such party may indicate by a notice delivered to the other party hereto pursuant to the terms hereof.

              (e) No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged and no obligation of any party under this Agreement may be discharged except by performance in accordance with the terms hereof or by a writing signed by the other party.

              (f) Entire Agreement. This Agreement and all other documents to be delivered in connection herewith set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and under standings of every kind and nature between them.

              (g) Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.



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              (h) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

              (i) Public Announcements. Neither party hereto shall issue or make any advertisement, press release or public announcement with respect to this Agreement and the transactions contemplated herein, without the prior written consent of the other party hereto, except to the extent required by Governmental Rules (including U.S. securities rules and regulations and the rules and regulations of any stock exchange on which the capital stock of any party hereto or its Affiliate is traded). The parties hereto agree, to the extent practical, to consult with each other regarding any public announcement required by Governmental Rules in advance of such public announcement.

              (j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. For purposes of this Agreement, each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York. Each party irrevocably waives, to the fullest extent permitted by Governmental Rules, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 9(d). Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

              (k) Third Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer upon any person or entity, other than the parties to this Agreement or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

              (l) Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

              (m) Interpretation. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons referred to may require.

              (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.



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         IN WITNESS WHEREOF, the parties by their respective duly authorized officers, have duly executed and delivered this Agreement, as of the date set forth in the Preamble hereto.


QUINTEL ENTERTAINMENT, INC.                 DELTA THREE DIRECT, LLC


By:  /s/ Jeffrey L. Schwartz                By:  /s/ Eric Aroesty
    ------------------------------               -------------------------------
    Jeffrey L. Schwartz, President               Eric Aroesty, President






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